UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 29, 2008

ASHTON WOODS USA L.L.C.
(Exact name of registrant as specified in its charter)

Nevada	333-129906	75-2721881
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1080 Holcomb Bridge Road
Building 200, Suite 350
Roswell, GA 30076
(Address of Principal
Executive Offices)

(770) 998-9663
(Registrant's telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 29, 2008, Ashton Woods USA L.L.C. (the “Company”), through its subsidiaries Ashton Tampa Residential, L.L.C. and Ashton Woods Arizona, L.L.C., entered into land purchase and sale agreements (the “Land Sale Agreements”) with an entity which is owned indirectly by family trusts or other entities associated with Seymour Joffe, Bruce Freeman and Harry Rosenbaum, directors of the Company and with a holder of a membership interest in the Company.  Pursuant to the Land Sale Agreements, the Company agreed to sell certain subdivisions and certain undeveloped land in Tampa through Ashton Tampa Residential, L.L.C. and certain finished, single-family lots in subdivisions in Arizona through Ashton Woods Arizona, L.L.C. for an aggregate purchase price of $16.339 million in cash.  The purchase price was supported by appraisals of the properties sold.  The purchase and sale of the properties closed on May 30, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASHTON WOODS USA L.L.C.

Date: June 2, 2008	By: /s/ Thomas Krobot
Thomas Krobot
President and Chief Executive Officer